Exhibit 31.1

I, Michael A. Carpenter, certify that:

1.	I have reviewed this report on Form 10-K/A of Ally Financial Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 29, 2011

/s/ MICHAEL A. CARPENTER
Michael A. Carpenter
Chief Executive Officer
June 29, 2011